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                                                                   EXHIBIT 3.07

                            CERTIFICATE OF RETIREMENT
                                       OF
            SERIES A, SERIES B, SERIES C AND SERIES D PREFERRED STOCK
                                       OF
                              TALARIAN CORPORATION



        Talarian Corporation, a Delaware corporation, hereby certifies that:

        1. The Board of Directors of the corporation has duly adopted a resolution that retires the corporation's Series A, Series B, Series C, and Series D Preferred Stock, each share with a par value of $0.001 per share.

        2. The Certificate of Incorporation of the corporation prohibits the reissuance of the shares of Series A, Series B, Series C, and Series D Preferred Stock; and pursuant to the provisions of Section 243 of the Delaware General Corporation Law, upon the effective date of filing of this certificate, the Certificate of Incorporation of the Company shall be amended so as to effect a reduction in the authorized number of shares of the Company's capital stock to the extent of, respectively, [2,034,320] shares of Series A Preferred Stock, [1,388,889] shares of Series B Preferred Stock, 3,775,000 shares of Series C Preferred Stock and 1,571,055 shares of Series D Preferred Stock, being the total number of shares retired with a par value of $0.001.

        IN WITNESS WHEREOF, said corporation has caused this Certificate of Retirement to be signed by its duly authorized officer this ____ day of ____________, 2000.


                                        TALARIAN CORPORATION



                                        By:_____________________________________
                                           Paul A. Larson
                                           President and Chief Executive Officer


        I declare under penalty of perjury under the laws of the State of California, the State of Delaware and the United States of America that the foregoing is true and correct and that this declaration was executed on _______________, 2000 at Los Altos, California.


                                        By:_____________________________________
                                           Paul A. Larson
                                           President and Chief Executive Officer